As filed with the Securities and Exchange Commission on February 21, 2012

Registration No. 333-179254
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIANA COMMUNITY BANCORP
(Exact name of Registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation or organization)

35-1807839
(I.R.S. employer identification number)

501 Washington Street
Columbus, Indiana 47201
(812) 522-1592
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John K. Keach, Jr.
President and Chief Executive Officer
Indiana Community Bancorp
501 Washington Street
Columbus, Indiana 47201
(812) 522-1592
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Claudia V. Swhier, Esq.
Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
Telephone: (317) 231-7331
Facsimile: (317) 231-7433

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ❒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ❒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	❒	Accelerated filer	❒
Non-accelerated filer	❒	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to Completion
Dated February 21, 2012

INDIANA COMMUNITY BANCORP

Warrant to Purchase 188,707 Shares of Common Stock, without par value
188,707 Shares of Common Stock, without par value

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of a warrant to purchase 188,707 shares of common stock, referred to as the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant and 21,500 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, referred to as the series A preferred stock, were originally issued by us pursuant to the Letter Agreement dated December 12, 2008, and the related Securities Purchase Agreement - Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, referred to as the Securities Act.  The initial selling securityholder holds none of our securities other than the warrant and the series A preferred stock described above.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3,225,000.

The warrant is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.

Our common stock trades on the Nasdaq Capital Market under the symbol “INCB.” On January 27, 2012, the closing price of our common stock on the Nasdaq Capital Market was $20.80 per share. You are urged to obtain current market quotations of the common stock.

The aggregate market value of our outstanding common stock held by non-affiliates was $43.8 million as of December 30, 2011, based on 2,992,765 shares of common stock held by non-affiliates and a per share closing price of $14.63 on December 30, 2011.  The shares of common stock covered by this registration statement are the only securities being offered pursuant to General Instruction 1.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

This investment involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	3
FORWARD-LOOKING STATEMENTS	3
SUMMARY	4
RISK FACTORS	5
USE OF PROCEEDS	5
DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK	5
DESCRIPTION OF COMMON STOCK	7
PLAN OF DISTRIBUTION	7
SELLING SECURITYHOLDERS	9
LEGAL MATTERS	9
EXPERTS	9
ADDITIONAL INFORMATION	9
INCORPORATION BY REFERENCE	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell shares of common stock or seeking offers to buy shares of common stock in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby. As used in this prospectus, the “Corporation,” “Indiana Community Bancorp,” “we,” “our,” “ours” and “us” refer to Indiana Community Bancorp and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus or in the documents incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, referred to as the Exchange Act, and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. Forward-looking statements include, but are not limited to:

•	statements contained in “Risk Factors;”

•	statements contained in “Business” in our most recent Annual Report on Form 10-K concerning liquidity and business plans;

•
statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and notes to the Corporation’s financial statements in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning the allowance for loan losses, liquidity, capital adequacy requirements, unrealized losses, guarantees, related party transactions and impact of accounting pronouncements;

•	competitive strengths; and

•	statements as to trends or the Corporation’s or management’s beliefs, expectations and opinions.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Corporation’s future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the

year ended December 31, 2010 and the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and the following:

•	changes in general economic and political conditions and by governmental monetary and fiscal policies;

•	changes in the economic conditions of the geographic areas in which the Corporation conducts business;

•	changes in interest rates;

•	a downturn in the real estate markets in which the Corporation conducts business;

•	environmental liabilities with respect to properties the Corporation has title;

•	changes in federal and state regulation;

•	the Corporation’s ability to estimate loan losses;

•	competition;

•	breaches in security or interruptions in the Corporation’s information systems;

•	the Corporation’s ability to timely develop and implement technology;

•	the Corporation’s ability to retain its management team;

•	the Corporation’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and

•	terrorist attacks and threats or actual war.

The Corporation can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on the Corporation’s results of operations and financial condition. The Corporation disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

SUMMARY

We are a bank holding company chartered as a corporation in the state of Indiana in 1990.  Our principal asset consists of 100% of the issued and outstanding capital stock of Indiana Bank and Trust Company, referred to as the Bank. The Bank is an Indiana commercial bank which is a member of the Federal Reserve System.

The Bank currently provides services through its main office, eighteen full service branches located in south central Indiana and the STAR network of automated teller machines at fourteen locations in Seymour, Columbus, North Vernon, Osgood, Salem, Madison, Batesville, Greensburg, Greenwood and Indianapolis.

The Bank directly, and through its subsidiaries indirectly, offers a wide range of consumer and commercial community banking services. These services include: (i) residential and commercial real estate loans; (ii) checking accounts; (iii) regular and term savings accounts and savings certificates; (iv) consumer loans; (v) debit cards; (vi) business credit cards; (vii) annuity and life insurance products; (viii) Individual Retirement Accounts and Keogh plans; (ix) commercial loans; (x) trust services; and (xi) commercial demand deposit accounts.

Our executive offices are located at 501 Washington Street, Columbus, Indiana 47201 and our telephone number is (812) 522-1512.

The Offering:

Warrants offered in this prospectus	Warrant to purchase 188,707 shares of common stock.

Common stock offered in this prospectus	188,707 shares of common stock issuable upon exercise of the warrant

Common stock outstanding as of August 3, 2011	3,422,379 shares

Use of proceeds
We will not receive any proceeds from the sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3,225,000, which we intend to use for general corporate purposes. See “Use of Proceeds.”

Risk factors	The warrant and shares of common stock offered. in this prospectus involve a high degree of risk. See “Risk Factors.”

Nasdaq Capital Market Symbol for our common stock	“INCB”

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 as well as any updated risk factors described in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q which we may file with the SEC in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.

Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement/prospectus are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3,225,000, which we intend to use for general corporate purposes.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is exercisable for 188,707 shares of our common stock. The number of shares subject to the warrant are subject to the adjustments described below under the heading “-Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $17.09 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 12, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by the Corporation of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash, certified or cashier’s check, or wire transfer, in an amount equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “-Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the exercise of the warrant, less the pro-rated exercise price of the warrant, for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the Nasdaq Capital Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability and Exercise of Warrant

The warrant, and all rights under the warrant, are transferable and there are no restrictions on the exercisability of the warrant.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Other Distributions. If we declare any dividends or distributions other than a quarterly cash dividend no greater than $.12 per share, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Indiana Community Bancorp and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

We have 15,000,000 shares of authorized common stock, without par value, of which 3,422,379 shares were outstanding as of October 31, 2011.

Holders of our common stock are entitled to receive such dividends as our board of directors may, in its discretion, legally declare, subject to the dividend rights of any outstanding preferred stock. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Our series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our directors also have the authority to designate and issue up to an additional 1,978,500 shares of preferred stock, and to fix the preferences, limitations and relative rights of any such shares or series of preferred stock issued.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. Shares of our common stock have no cumulative voting rights, are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the Nasdaq Capital Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in the following manner:

•
on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3,225,000, which we intend to use for general corporate purposes.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Capital Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to register the securities and bear substantially all expenses in connection with the registration of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On December 12, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 188,707 shares of our common stock, representing beneficial ownership of approximately 5.5% of our common stock as of October 31, 2011; and

•	188,707 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 5.5% of our common stock as of October 31, 2011.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the warrant and the common stock offered hereby have been passed upon for us by Barnes & Thornburg LLP.

EXPERTS

The consolidated financial statements, incorporated into this prospectus by reference from Indiana Community Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such financial statements and financial schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov or on our website at www.myindianabank.com. The information on the Web site listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. This Web site is and is only intended to be an inactive textual reference.

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of common stock under this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. The information incorporated by reference into this prospectus is considered a part of this prospectus, and information that we file later with the Securities and Exchange Commission, prior to the termination of the offering of common stock under this prospectus, will automatically update and supersede the previously filed information.

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2010.

•	Our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2011, June 30, 2011, and September 30, 2011.

•	Our Current Reports on Form 8-K filed on March 10, 2011, April 28, 2011, September 1, 2011, October 5, 2011, December 19, 2011, and January 25, 2012.

•
The description of our common stock contained in our Registration Statement on Form 8-B was filed with the Securities and Exchange Commission on February 19, 1993, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates), at no cost, by writing to or telephoning us at the following address:

Indiana Community Bancorp
501 West Washington Street
Columbus, Indiana 47201
Attention: Mark T. Gorski
(812) 522-1592

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by Indiana Community Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$0
Legal fees and expenses	$5,000
Accounting fees	$5,000
Miscellaneous expenses	$5,000
Total expenses	$15,000

Item 15. Indemnification of Directors and Officers

Section 21 of the Indiana Business Corporation Law, as amended (the “BCL”), grants to each corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation’s best interests. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding.

Article X of the Registrant’s Articles of Incorporation provides for indemnification of directors, officers, employees or agents of the Registrant against any and all liabilities (including attorneys’ fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred in any threatened, pending or completed action, suit or proceeding, whether civil, criminal administration or investigative, if the indemnified party acted in good faith and in a manner he reasonably believed was in the best interest of the Registrant or, in certain cases, not opposed to the best interests of the Registrant and in the case of criminal actions or proceedings he reasonably believed his conduct was lawful or had no reason to believe his conduct was unlawful. Article X also provides for the authority to purchase insurance with respect thereto.

The Registrant also maintains directors’ and officers’ liability insurance.

Item 16. Exhibits

Exhibit No.	Description

4.2
Purchase Agreement, dated December 12, 2008, between the Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2008 and incorporated herein by reference).

4.3	Warrant for Purchase of Shares of Common Stock (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 16, 2008 and incorporated herein by reference).
5.1	Opinion of Barnes & Thornburg LLP.
23.1	Consent of BKD, LLP.*
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).*
*Previously filed

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or seller such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(ii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on February 21, 2012.

INDIANA COMMUNITY BANCORP

By:	/s/ John K. Keach, Jr.
John K. Keach, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE		TITLE(S)		DATE
(1)	Principal Executive Officer		)
)
	/s/ John K. Keach, Jr.	Chairman of the Board, President, Chief	)
	John K. Keach, Jr.	Executive Officer	)
)
)
(2)	Principal Financial Officer and Principal Accounting Officer		)
)
	/s/ Mark T. Gorski	Executive Vice President, Chief Financial	)
	Mark T. Gorski	Officer, Treasurer and Secretary	)
)
)
(3)	Majority of the Board of Directors		)
)
	/s/ John K. Keach	Director	)
	John K. Keach		)
			)	February 21, 2012
)
	/s/ John T. Beatty*	Director	)
	John T. Beatty		)
)
		Director	)
	William J. Blaser		)
)
	/s/ Harold Force*	Director	)
	Harold Force		)
)
	/s/ David W. Laitinen*	Director	)
	David W. Laitinen		)
)
	/s/ John M. Miller*	Director	)
	John M. Miller		)
)
)
*By:	/s/ Mark T. Gorski	Attorney-in-Fact	)
	Mark T. Gorski		)

EXHIBIT INDEX

Exhibit No.	Description

4.2
Purchase Agreement, dated December 12, 2008, between the Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2008 and incorporated herein by reference).

4.3	Warrant for Purchase of Shares of Common Stock (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 16, 2008 and incorporated herein by reference).
5.1	Opinion of Barnes & Thornburg LLP.
23.1	Consent of BKD, LLP.*
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).*
*Previously filed